FOR IMMEDIATE RELEASE


              AMERICOMUSA, INC. COMPLETES $2.75 MILLION SHARE SALE

     EMERYVILLE, Calif., June 1, 2000 - AmeriComUSA, Inc. today announced the recent sale of 550,000 shares of its newly-issued Class "A" Common stock for $2,750,000 ($5.00 per share) to Megaweb Trading Ltd., a European private financial company.

     "The agreement was reached in large part as a result of Megaweb's confidence in AmeriCom's technology and revenue potential," Tom Hopfensperger, AmeriComUSA, Inc. Chief Executive Officer, said.

     The shares were issued pursuant to an exemption from the registration requirements under Regulation "S" as promulgated under the Securities Act of 1933 as amended. The shares were issued in an "off shore transaction" to a "non-U.S. person" without any "directed selling efforts" in the United States.

                                     (MORE)

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     AmeriComUSA,  Inc.  has been  awarded a number of  software  patents and is engaged in the advertising and marketing of goods and services via the Internet, electronic billboards and other remote stations.

     (Forward-looking and cautionary statements: Except for the historical information and discussions contained herein, statements contained in this news release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in regulatory filings by AmeriComUSA, Inc.).